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                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") dated as of May __, 2002, among MARKEL INTERNATIONAL LIMITED (formerly Terra Nova Insurance (UK) Holdings plc), a private company organized under the laws of England and Wales (the "Issuer"), TERRA NOVA (BERMUDA) HOLDINGS LTD., a company organized under the laws of Bermuda ("Bermuda Holdings"), and JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Issuer, Bermuda Holdings and the Trustee have heretofore executed and delivered a certain Indenture, dated as of May 18, 1998 (the "Original Indenture") with respect to the Issuer's 7% Senior Notes due May 15, 2008 (the "Senior Notes");

     WHEREAS, Section 8.02 of the Original Indenture provides that, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), by Act of such Holders delivered to the Issuer and the Trustee, the Issuer and Bermuda Holdings, each when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into a supplemental indenture to amend the Original Indenture for the purpose of, among other things, changing in any manner or eliminating any of the provisions of the Original Indenture or of waiving or modifying in any manner the rights of the holders under this Indenture; and

     WHEREAS, Markel Corporation, a Virginia corporation ("Markel") has offered to exchange all of the outstanding Senior Notes, upon the terms and subject to the conditions set forth in its Prospectus and Consent Solicitation Statement, dated April __, 2002, and in the related Letter of Transmittal and Consent (the "Exchange Offer"); in connection therewith Markel has been soliciting written consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of the Supplemental Indenture), and Markel has now obtained such written consents from the Holders of majority in principal amount of the Outstanding Senior Notes; accordingly, the First Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 8.02 of the Original Indenture;

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this First Supplemental Indenture a valid and binding supplement to the Original Indenture effectively amending the Original Indenture as set forth herein have been duly taken;

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     NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE ONE

    Upon consummation of the exchange by Markel of all Senior Notes validly tendered pursuant to the Exchange Offer and not withdrawn before the expiration date for such Exchange offer (as notified to the Trustee by Markel upon which notification the Trustee may rely), then automatically (without further act by any person) with respect to all outstanding Senior Notes, the Original Indenture is amended in the following respects:

1.1 Sections 7.01, 7.02, 9.02, 9.03, 9.04, 9.08, 9.18(b), 9.18(c), 9.18(d), and
9.19 of the Original Indenture shall be deleted and each of the Issuer and Bermuda Holdings shall be released from its respective obligations thereunder.

1.2 Any failure by the Issuer or Bermuda Holdings to comply with the terms of any of the foregoing Sections of the original Indenture (whether before or after the execution of this First Supplemental Indenture) shall no longer constitute a default or an Event of Default under the Original Indenture and shall no longer have any other consequence under the Indenture.

1.3 Clauses (d), (e), (f), (g) and (h) of Section 4.01 of the Indenture shall be deleted and the events described therein no longer constitute Events of Default under the Original Indenture. The reference to clause "(h)" contained in clause
(c) of Section 4.01 shall be deleted.

1.4 In connection with the amendments identified above, the following defined terms used in the Original Indenture shall be deleted: Permitted Liens, Restricted Subsidiary, Unrestricted Subsidiary, Wholly-Owned Restricted Subsidiary.

                                   ARTICLE TWO

2.1 All terms used in this First Supplemental Indenture which are defined in the Original Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture.

2.2 All of the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Original Indenture, and the Original Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders.

2.3 This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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2.4  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.5 Nothing in this First Supplemental Indenture, express or implied, shall give any person, other that the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture. Except as expressly supplemented or amended as set forth in this First Supplemental Indenture, the Original Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Original Indenture, as amended and supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Original Indenture as amended and supplemented by this First Supplemental Indenture.

2.6 The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, except with respect to the execution hereof by the Trustee, or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and Bermuda Holdings.

2.7 This First Supplemental Indenture shall be construed and governed by and in accordance with the laws of the State of New York without regard to its conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first written above.

                                     MARKEL INTERNATIONAL LIMITED

                                     By:  ______________________________________
                                          Name:
                                          Title:


Attest:   ________________________
          Name:
          Title:

                                     TERRA NOVA (BERMUDA)
                                     HOLDINGS, LTD.


Attest:   ________________________
          Name:
          Title:


                                     By:  ______________________________________
                                          Name:
                                          Title:

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                                              JPMORGAN CHASE BANK,
                                              AS TRUSTEE


                                              By: ______________________________
                                                  Name:
                                                  Title:

Attest: ______________________________
        Name:
        Title:

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